EX-99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in the Statement of Additional Information on Form N-2 of our report dated January 25, 2012, relating to the Statement of Assets and Liabilities at January 9, 2012 of Virtus Global Multi-Sector Income Fund. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information on Form N-2.

PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania

January 25, 2012